UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2008

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 25, 2008 we issued a press release reporting, among other things, our sales and operating results for the third quarter ended November 1, 2008 and providing our updated outlook for our fourth quarter ending January 31, 2009.  The press release is attached as Exhibit 99.1 to this report.

The press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning appointments of executives, our operations, performance, financial condition, and our plans relating to cost reductions, store closings and merchandise strategy.  Such forward- looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated.  Such risks and uncertainties may include, but are not limited to: the failure to find a suitable permanent replacement for our former Chief Executive Officer within a reasonable time period; the failure to consummate our identified strategic solution for our other non-core assets; the failure to effectively implement our planned consolidation, cost and capital budget reduction, and store closing plans; the failure to implement our business plan for increased profitability and growth in our retail stores and direct-to-consumer segments; the failure to effectively implement our plans for a new organizational structure and enhancements in our merchandise and marketing; the failure to effectively implement our plans for the transformation of our brands to a vertical specialty store model; the failure to achieve increased profitability through the adoption by our brands of a vertical specialty store model; the failure to achieve improvement in our competitive position; the failure to continue receiving financing at an affordable cost through the availability of our credit card securitization facilities and through the availability of credit we receive from our suppliers and their agents; the failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business; changes in or miscalculation of fashion trends; extreme or unseasonable weather conditions; economic downturns; escalation of energy costs; a weakness in overall consumer demand; the failure to find suitable store locations; increases in wage rates; the ability to hire and train associates; trade and security restrictions and political or financial instability in countries where goods are manufactured; the interruption of merchandise flow from our centralized distribution facilities; competitive pressures; and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies.  These, and other risks and uncertainties, are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2008, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.  We assume no duty to update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

On June 12, 2008 we filed a Form 8-K to furnish unaudited pro forma condensed consolidated statements of operations for the quarterly and year-to-date periods ended August 4, 2007, November 3, 2007, and February 2, 2008 (the second, third, and fourth quarters of our fiscal year ended February 2, 2008).  These unaudited pro forma condensed consolidated statements of operations reflected the operations of our non-core misses apparel catalog titles, which were sold during our third quarter ended November 1, 2008, as discontinued operations.  We have revised the previously furnished pro forma condensed consolidated statements of operations for the quarterly and year-to-date periods ended February 2, 2008.  The revision reflects impairment of goodwill and intangible assets related to the operations sold, which was included in continuing operations in the previously furnished pro forma information, as discontinued operations.  The pro forma condensed consolidated statements of operations have been prepared on a basis comparable with the financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended May 3, 2008 and August 2, 2008.  The revised pro forma condensed consolidated statements of operations have been attached as Exhibit 99.2 to this report.

In accordance with general instruction B.2 to Form 8-K, the information included in this Item 2.02, and the exhibits attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 25, 2008.

99.2	Unaudited pro forma condensed consolidated statements of operations for the Registrant for the quarterly and year-to-date periods ended February 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: November 25, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 25, 2008.

99.2	Unaudited pro forma condensed consolidated statements of operations for the Registrant for the quarterly and year-to-date periods ended February 2, 2008.